UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

November 13, 2012

SUBURBAN PROPANE PARTNERS, L.P.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-14222	22-3410353
(Commission File Number)	(IRS Employer Identification No.)

240 Route 10 West, Whippany, New Jersey	07981
(Address of Principal Executive Offices)	(Zip Code)

(973) 887-5300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) At its meeting on November 13, 2012, the Compensation Committee (“Committee”) of the Board of Supervisors of Suburban Propane Partners, L.P. (the “Partnership”) increased the annual cash retainer fee received by the Chairman of the Partnership’s Board of Supervisors from $100,000 to $115,000, and increased the annual cash retainer fee received by each of the other non-employee Supervisors from $75,000 to $85,000, effective January 1, 2013.

Also at its meeting on November 13, 2012, the Committee amended the 2000 and 2009 Restricted Unit Plans of the Partnership (the “Plans”), effective immediately, to add a death benefit to both Plans.

As so amended, both Plans now provide that, unless otherwise provided in a specific restricted unit award under that Plan, if the employment with the Partnership or its affiliates of a recipient of restricted units terminates as a result of the death of that recipient, all restricted units held by that recipient on the date of his or her death will vest on the six month anniversary of that death and will be distributed to the recipient’s estate on the day following the date of vesting.

The foregoing summary description of the Plans is qualified in its entirety by the full text of the Plans, which are filed as Exhibit 99.1and 99.2 to this Current Report and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

99.1	2000 Restricted Unit Plan of Suburban Propane Partners, L.P., as amended on November 13, 2012

99.2	2009 Restricted Unit Plan of Suburban Propane Partners, L.P., as amended on November 13, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUBURBAN PROPANE PARTNERS, L.P.

By:	/s/ PAUL ABEL
Name:	Paul Abel
Title:	Vice President, General Counsel & Secretary

Date: November 13, 2012

EXHIBITS

99.1	2000 Restricted Unit Plan of Suburban Propane Partners, L.P., as amended on November 13, 2012

99.2	2009 Restricted Unit Plan of Suburban Propane Partners, L.P., as amended on November 13, 2012